For border crossing information, please see p. 59


EXHIBIT 99.1
Page 1 of 3
SIERRA KAOLIN LOCATION MAP
NEAR WINSTON, NM
© Rand McNally
UTAH
COLORADO
ARIZONA
TEXAS
MEXICO
CHIHUAHUA
Farmington
Gallup
Albuquerque
Santa Fe
Las Vegas
Tucumcari
Clovis
Portales
Roswell
Socorro
Winston
Truth or Consequences
Alamogordo
Artesia
Hobbs
Carlsbad
Silver City
Deming
Las Cruces
El Paso
Ciudad Juárez
MOUNTAIN T.Z. | CENTRAL T.Z.
0 10 20 mi
0 10 20 30 km

New Mexico

Population: 1,874,614

Land area: 121,356 sq. mi.

Capital: Santa Fe

Cities and Towns

Acomita	D-2
Alameda	D-3
Alamogordo	G-4
Albuquerque	D-3
Anthony	H-3
Artesia	G-6
Aztec	B-2
Bayard	G-2
Belen	D-3
Bernalillo	D-3
Bloomfield	B-2
Bluewater	D-2
Capitan	F-5
Carlsbad	G-6
Carrizozo	F-4
Cedar Crest	D-4
Central	G-2
Chama	A-3
Chimayo	C-4
Cimarron	B-5
Clayton	B-7
Cloudcroft	G-4
Clovis	E-7
Columbus	H-2
Crownpoint	C-2
Cuba	C-3
Deming	H-2
Dexter	F-6
Dulce	A-3
Edgewood	D-4
Espanola	C-4
Estancia	D-4
Eunice	G-7
Farmington	B-2
Fort Sumner	E-6
Gallup	C-1
Grants	D-2
Hagerman	F-6
Hatch	G-3
Hobbs	G-7
Hurley	G-2
Jal	H-7
Jemez Springs	C-3
La Luz	G-4
Laguna	D-3
Las Cruces	G-3
Las Vegas	C-5
Logan	C-7
Lordsburg	G-1
Los Alamos	C-4
Los Lunas	D-3
Loving	H-6
Lovington	G-7
Magdalena	E-3
Melrose	E-7
Mescalero	F-4
Mesquite	H-3
Milan	D-2
Mora	C-5
Mosquero	C-6
Mountainair	E-4
Newcomb	B-1
Organ	G-3
Pecos	C-4
Penasco	B-4
Pojoaque Valley	C-4
Portales	E-7
Questa	B-4
Ranchos de Taos	B-4
Raton	A-6
Reserve	F-1
Roswell	F-6
Ruidoso	F-5
San Antonio	E-3
San Rafael	D-2
Santa Cruz	C-4
Santa Fe	C-4
Santa Rosa	D-5
Santo Domingo Pueblo	C-4
Shiprock	B-1
Silver City	G-2
Socorro	E-3
Springer	B-6
Sunland Park	H-3
Taos	B-5
Tatum	F-7
Texico	E-7
Tierra Amarilla	B-3
Tohatchi	C-1
Truth or Consequences	F-3
Tucumcari	D-7
Tularosa	G-4
University Park	H-3
Vaughn	E-5
Zuni	D-1

randmcnally.com/eac
Express Access Code: TX

EXHIBIT 99.1
PAGE 2 of 3


NEW MEXICO
MEXICO
OKLAHOMA
CHIHUAHUA
COAHUILA
NUEVO LEÓN
Rio Grande
El Paso
Ciudad Juárez
Las Cruces
Alamogordo
Roswell
Carlsbad
Hobbs
Lubbock
Midland
Odessa
Big Spring
Abilene
San Angelo
Pecos
Fort Stockton
Fort Davis
Alpine
Marfa
Presidio
Ojinaga
Van Horn
Marathon
Fredericksburg
Kerrville
Uvalde
Del Rio
Piedras Negras
Eagle Pass
Laredo
Nuevo Laredo
Monclova
Monterrey
Chihuahua
Amarillo
Canyon
Borger
Pampa
Dalhart
Dumas
Plainview
Clovis
Portales
GUADALUPE MTS. NAT'L. PARK
CARLSBAD CAVERNS NAT'L. PK.
For continuation see main map

MARFA ZEOLITE LOCATION MAP
NEAR MARFA, TX

randmcnally.com/eac
Express Access Code: UT

EXHIBIT 99.1
PAGE 3 of 3

BEAVER ZEOLITE LOCATION MAP
NEAR BEAVER, UTAH


NEVADA
IDAHO
WYOMING
COLORADO
ARIZONA
N. M.
Great Salt Lake
GREAT SALT LAKE DESERT
Salt Lake City
W. Valley City
Logan
Brigham City
Ogden
Provo
Orem
Beaver
Fillmore
Richfield
Milford
Cedar City
St. George
Moab
Price
Vernal
Green River
Evanston
Rock Springs
Kanab
FISHLAKE NATIONAL FOREST
DIXIE NATIONAL FOREST
CAPITOL REEF NAT'L. PARK
GRAND STAIRCASE-ESCALANTE NATIONAL MONUMENT
GLEN CANYON NAT'L. REC. AREA
UINTAH AND OURAY INDIAN RESERVATION
NAVAJO NATION
© Rand McNally

Utah

Population: 2,351,467
Land area: 82,144 sq. mi.
Capital: Salt Lake City

Cities and Towns

American Fork	D-4
Antimony	G-3
Aurora	F-3
Beaver	G-3
Blanding	H-7
Bountiful	C-4
Brigham City	B-3
Castle Dale	F-5
Cedar City	H-2
Circleville	G-3
Clearfield	B-3
Coalville	C-4
Copperton	C-3
Delta	E-3
Duchesne	D-5
East Carbon	E-5
Elsinore	F-3
Enterprise	H-1
Ephraim	E-4
Escalante	H-4
Eureka	D-3
Fairview	E-4
Farmington	C-4
Ferron	F-4
Fillmore	F-3
Fort Duchesne	D-6
Fountain Green	E-4
Grantsville	C-3
Green River	F-6
Gunnison	F-4
Heber City	C-4
Helper	E-5
Hinckley	E-3
Holladay	C-4
Huntington	E-5
Huntsville	B-4
Hurricane	I-2
Junction	G-3
Kanab	I-3
Kaysville	B-4
La Verkin	I-2
Layton	B-3
Lehi	D-4
Loa	G-4
Logan	A-4
Manila	C-6
Manti	E-4
Milford	G-2
Minersville	G-2
Moab	F-6
Mona	E-4
Monticello	H-7
Morgan	C-4
Moroni	E-4
Mount Pleasant	E-4
Murray	C-4
Myton	D-6
Neola	C-6
Nephi	E-4
Newton	A-3
Oak City	E-3
Oakley	C-4
Ogden	B-3
Orangeville	E-5
Orem	D-4
Ouray	D-6
Panguitch	H-3
Park City	C-4
Parowan	H-2
Payson	D-4
Plain City	B-3
Pleasant Grove	D-4
Price	E-5
Provo	D-4
Randolph	B-4
Richfield	F-3
Richmond	A-4
Roosevelt	D-6
Roy	B-3
St. George	I-1
Salina	F-4
Salt Lake City	C-4
Sandy	C-4
Santaquin	D-4
Smithfield	A-4
Spanish Fork	D-4
Spring City	E-4
Springville	D-4
Tooele	C-3
Tremonton	A-3
Vernal	C-6
Virgin	I-2
Wellington	E-5
Wendover	C-1
West Jordan	C-4
W. Valley City	C-3